UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): June 9, 2011
FORESTAR GROUP INC.
(Exact name of registrant as specified in its charter)

Delaware	001-33662	26-1336998

(State or Other Jurisdiction	(Commission File Number)	(I.R.S. Employer
of Incorporation)		Identification No.)
6300 Bee Cave Road, Building Two, Suite 500
Austin, Texas 78746-5149

(Address of Principal Executive Offices including Zip Code)
(512) 433-5200

(Registrant’s telephone number, including area code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01 Regulation FD Disclosure.
     Forestar Group Inc. (“Forestar”) today announced that, as a result of recent deterioration in the capital markets, it and its wholly-owned subsidiary, Forestar (USA) Real Estate Group Inc., have decided not to proceed with their previously announced proposed private offerings of $100 million aggregate principal amount of convertible notes due 2018 and $150 million aggregate principal amount senior secured notes due 2019.
     Management determined that, because the proposed transactions were opportunistic in nature and the terms and conditions offered to Forestar did not meet their expectations or recognize the future value expected for Forestar stakeholders, it was inadvisable to proceed with the offerings at this time.
     This report shall not constitute an offer to sell nor the solicitation of an offer to buy the notes or any securities. There can be no assurance if or when Forestar may offer any such securities.
     A copy of the press release announcing the withdrawal of the notes offerings is filed as Exhibit 99.1 to this report and is incorporated herein by reference.
Item 9.01. Financial Statements and Exhibits.

Exhibit No.	Description

99.1	Press Release dated June 9, 2011

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 9, 2011	FORESTAR GROUP INC.
	By:	/s/ Christopher L. Nines
		Name:	Christopher L. Nines
		Title:	Chief Financial Officer & Treasurer

Index to Exhibits

Exhibit No.	Description

99.1	Press Release dated June 9, 2011